Exhibit 99.1

Exterran Corporation Announces Impact from Hurricane Harvey

Third Quarter 2017 Oil and Gas Product Sales Revenue and Gross Margin Lowered Due to Factory Downtime

HOUSTON, September 12, 2017 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced the impact of Hurricane Harvey on the Company’s operations.

No material damage was reported to the Company’s two Houston-area manufacturing facilities. Both facilities have returned to full operations. However, both locations were closed for more than a week due to the catastrophic flooding in and around the Houston area. As a result, it is estimated that production downtime will result in up to $20 million of revenue and up to $3 million in gross margin shifting from the third quarter of 2017 to future periods. The delayed revenue and gross margin will impact the Company’s oil and gas product sales segment. No material changes to other line items are anticipated.

Andrew Way, Exterran’s President and CEO, said, “Hurricane Harvey was an unprecedented disaster for Houston and Southeast Texas, impacting all of our stakeholders. Our thoughts are with our employees and members of the community who have suffered a loss as a result of the storm. At the same time, we would like to thank our employees who have rallied to support other employees and the community in general. We had many employees who joined in life-saving activities during the storm and many more involved in post-storm recovery and humanitarian efforts. Our Houston facilities are back to full production and we are working hard to make up the lost production to meet our customers’ needs.”

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global market leader in natural gas processing and treating, compression and production products and services, providing critical midstream infrastructure solutions to customers throughout the world. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and water treatment solutions, and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

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Non-GAAP Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; Exterran’s ability to implement appropriate changes to its internal controls and procedures in a timely and cost efficient manner; the effectiveness of Exterran's internal controls going forward, including the existence of any control deficiencies identified in the future; the resolution of Exterran’s pending Securities and Exchange Commission investigation; the results of governmental actions relating to pending investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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